Exhibit 99.2

20/20 Technologies, Inc.

Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

Report of Independent Registered Public Accounting Firm	3

1  Financial Statements

Independent Auditors’ Report

Board of Directors
20/20 Technologies, Inc.
Chicago, Illinois

We have audited the accompanying consolidated balance sheets of 20/20 Technologies, Inc. (the “Company”) as of December 31, 2005 and 2004 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of 20/20 Technologies, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

March 23, 2007

20/20 TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEET

December 31,	2005	2004

Assets

Current Assets
Cash	$215,509	$171,451
Accounts receivable	553,968	343,318
Prepaid expenses	23,853	40,419

Total Current Assets	793,330	555,188

Property and Equipment
Computer software/hardware	568,862	632,110
Furniture and fixtures	16,129	15,630

	584,991	647,740
Accumulated depreciation	(559,168)	(480,169)

Net Property and Equipment	25,823	167,571

Total Assets	$819,153	$722,759

December 31,	2005	2004

Liabilities and Equity (Deficit)

Current Liabilities
Deferred revenue	$531,000	$769,830
Accounts payable	1,419,177	711,167
Accrued liabilities	480,743	247,301
Other liabilities	85,396	85,509
Current maturities of convertible debt payable	4,600,000	-
Current maturities of notes payable	19,876	31,187
Current maturities of capital lease obligations	-	106,382

Total Current Liabilities	7,136,192	1,951,376

Notes Payable, less current maturities	154,292	195,550
Convertible Debt, net of debt discount of $0 and $227,873 at December 31, 2005 and 2004, respectively	-	47,127
Capital Lease Obligations, less current maturities	-	10,463

Total Long Term Liabilities	154,292	253,140

Total Liabilities	7,290,484	2,204,516

Equity (Deficit)
Convertible Preferred stock; par value $.00001 per share; 12,000,000 shares authorized including:
Series A Preferred Stock; 3,000,000 shares authorized; 2,716,049 shares issued and outstanding at December 31, 2005, and 2004, liquidation preference $.50 per share (in aggregate $1,358,025)	27	27
Series B Preferred Stock; 6,000,000 shares authorized; 3,593,760 shares issued and outstanding at December 31, 2005,and 3,319,660 outstanding at December 31, 2004. liquidation preference $1.09 per share (in aggregate $3,933,198 at December 31, 2005 and $3,618,429 at December 31, 2004)	36	33
Series C Preferred Stock; 3,000,000 shares authorized; 254,366 shares issued and outstanding at December 31, 2005, and 2004, liquidation preference $1.09 per share (in aggregate $278,390 at December 31, 2005 and December 31, 2004)	3	3
Common stock; par value $.00001 per share; 75,000,000 shares authorized; 23,247,902 shares issued and outstanding at December 31, 2005, and 19,021,580 shares outstanding at December 31, 2004	230	190

Additional paid-in capital	7,116,483	6,141,794

Accumulated deficit	(13,582,147)	(7,528,330)

Accumulated other comprehensive loss	(5,963)	(95,474)

Total Equity (Deficit)	(6,471,331)	(1,481,757)

Total Liabilities and Equity (Deficit)	$819,153	$722,759

See notes to consolidated financial statements.

20/20 TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

Year ended December 31,	2005	2004

Revenue
Telecommunications consulting	$175,090	$1,537,197
Software license and maintenance	1,739,141	1,765,029

Total revenue	1,914,231	3,302,226

Operating Expenses
Employee expense	2,707,808	6,290,418
Travel and entertainment	497,923	987,169
Professional fees	867,621	1,525,743
Occupancy related	348,138	580,111
Depreciation and amortization	140,369	325,707
Miscellaneous expense	333,721	279,870
Mergers & Acquisitions Costs	2,295,956	-
Impairment loss	-	3,514,417

Total operating expenses	7,191,536	13,503,435

Loss before other expense	(5,277,305)	(10,201,209)

Other Income (Expense)
Interest income	7,674	3,634
Interest expense	(784,186)	(66,327)

Total other expense	(776,512)	(62,693)

Net Loss Before Income Taxes	(6,053,817)	(10,263,902)

Income taxes	-	26,741

Net Loss	(6,053,817)	(10,237,161)

See notes to consolidated financial statements.

20/20 TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

	Class A Preferred		Class B Preferred		Class C Preferred			Common Stock		Managing Menbers’
	No Par Value;		No Par Value;		No Par Value;			No Par Value;		No Par Value				Accumulated
	3,000,000 Units		6,000,000 Units		3,000,000 Units			75,000,000 Units		80,499,575 Units			Additional	Other	Total
	Authorized		Authorized		Authorized			Authorized		Authorized		Accumulated	Paid in	Comprehensive	Equity	Comprehensive
	Units	Amount	Units	Amount	Units	Amount		Units	Amount	Units	Amount	Deficit	Capital	Loss	(Deficit)	Loss

Equity (deficit), December 31, 2003	22,000,000	$1,100,000	24,669,036	$2,686,500	-	$-		-	$-	59,001,000	$590	$(1,487,304)	$-	$(31,669)	$2,268,117	$-

Capital contributions	5,160,494	258,025	8,527,564	933,335	-	-		-	-	23,519,359	144	-	-	-	1,191,504	-
Employee unit grants	-	-	-	-	-	-		-	-	2,250,000	86,456	-	-	-	86,456	-
Employee unit options	-	-	-	-	-	-		-	-	-	781	-	-	-	781	-
Purchase of MNL	-	-	-	-	-	-		-	-	39,015,606	1,499,175	-	-	-	1,499,175	-
Net loss, period from
January 1 through September 7, 2004	-	-	-	-	-	-		-	-	-	-	(2,708,831)	-	-	(2,708,831)	(2,708,831)
Comprehensive loss	-	-	-	-	-	-		-	-	-	-	-	-	-		$(2,708,831)
Equity, September 7, 2004	27,160,494	$1,358,025	33,196,600	$3,619,835	-	$-		-	$-	123,785,965	$1,587,146	$(4,196,135)	$-	$(31,669)	$2,337,202
Conversion to corporation (September 8, 2004)	(24,444,445)	(1,357,998)	(29,876,940)	(3,619,802)	-	-		12,378,596	124	(123,785,965)	(1,587,146)	4,196,135	2,368,687	-	-	-
Issuance of stock	-	-	-	-	254,366	3		-	-	-	-	-	278,402	-	278,405	-
Employee stock options	-	-	-	-	-	-		-	-	-	-	-	2,306	-	2,306	-
Class C Perfered warrants issued for services	-	-	-	-	-	-		-	-	-	-	-	711,418	-	711,418	-
Options issued for services	-	-	-	-	-	-		-	-	-	-	-	608	-	608	-
Employee stock grants	-	-	-	-	-	-		6,542,984	65	-	-	-	2,514,076	-	2,514,141	-
Nonemployee stock grants	-	-	-	-	-	-		100,000	1	-	-	-	38,424	-	38,425	-
Beneficial conversion related to convertible debt	-	-	-	-	-	-		-	-	-	-	-	227,873	-	227,873	-
Net loss, period from
September 8, 2004 to December 31, 2004	-	-	-	-	-	-		-	-	-	-	(7,528,330)	-	-	(7,528,330)	(7,528,330)
Foreign currency translation adjustment	-	-	-	-	-	-		-	-	-	-	-	-	(63,805)	(63,805)	(63,805)
Comprehensive loss	-	-	-	-	-	-		-	-	-	-	-	-	-		$(7,592,135)

Equity (deficit), December 31, 2004	2,716,049	$27	3,319,660	$33	254,366	$3	-	19,021,580	$190	-	$-	$(7,528,330)	$6,141,794	$(95,474)	$(1,481,757)

Issuance of stock	-	-	274,100	3	-	-		-	21	-	-	-	458,208	-	458,232	-
Employee stock grants	-	-	-	-	-	-		1,694,322	14	-	-	-	124,954	-	124,968	-
Nonemployee stock grants	-	-	-	-	-	-		2,532,000	5	-	-	-	37,995	-	38,000	-
Employee stock options	-	-	-	-	-	-		-	-	-	-	-	8,672	-	8,672	-
Issuance of Warrants for services	-	-	-	-	-	-		-	-	-	-	-	23,022	-	23,022	-
Investment financing warrants	-	-	-	-	-	-		-	-	-	-	-	66,594	-	66,594	-
Beneficial conversion related to convertible debt	-	-	-	-	-	-		-	-	-	-	-	255,245	-	255,245	-
Net Loss	-	-	-	-	-	-		-	-	-	-	(6,053,817)	-	-	(6,053,817)	(6,053,817)
Foreign currency translation adjustment	-	-	-	-	-	-		-	-	-	-	-	-	89,511	89,511	89,511
Comprehensive loss	-	-	-	-	-	-		-	-	-	-	-	-	-		$(5,964,306)

Equity (deficit), December 31, 2005	2,716,049	27	3,593,760	36	254,366	3		23,247,902	230			(13,582,147)	7,116,483	(5,963)	(6,471,331)

See notes to consolidated financial statements.

20/20 TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31,	2005	2004

Cash Flows From Operating Activities
Net loss	$(6,053,817)	$(10,237,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Options, warrants and equity awards	912,994	3,354,135
Depreciation and amortization	140,369	325,707
Loss on disposal of property and equipment	4,599	22,432
Impairment loss	-	3,514,417
Cash provided/(used) in operating activities,
Accounts receivable	(210,650)	156,872
Prepaid expenses	16,566	(9,761)
Accounts payable	708,010	194,059
Accrued liabilities	233,442	21,915
Other current liabilities	(113)	(106,528)
Deferred income	(238,830)	(53,992)

Net cash used in operating activities	(4,487,429)	(2,817,905)

Cash Flows From Investing Activities
Purchase of property and equipment	(7,741)	(64,456)

Net cash used in investing activities	(7,741)	(64,456)

Cash Flows From Financing Activities
Payment of notes payable	(58,438)	(255,995)
Payments of capital leases	(116,845)	(262,295)
Proceeds from issuance of convertible debt	4,325,000	275,000
Units/stock issued	300,000	1,469,904

Net cash provided by financing activities	4,449,717	1,226,614

Effect of Exchange Rate Changes in Cash	89,511	(63,805)

Net increase (decease) in Cash and Cash Equivalents	44,058	(1,719,552)

Cash, at beginning of year	171,451	1,891,003

Cash, at end of year	$215,509	$171,451

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$29,228	$65,056
Acquisition of remainder of Magenta Net Logic subsidiary	-	1,499,175

Year ended December 31,	2005	2004

Supplemental Schedule of Noncash Investing and Financing Activities
Discount on convertible debt	$255,243	$227,873
Equipment purchased under capital leases	-	379,140

See notes to consolidated financial statements.

20/20 TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of the Business and Basis of Presentation
20/20 Technologies, Inc. (“20/20”) originally was formed as a limited liability company, 20/20 Technologies I, LLC (“LLC”) (f/k/a 20/20 Technologies, LLC), organized under the laws of the State of Delaware in January 2003.

On November 4, 2003, LLC acquired a 41% interest in Magenta netLogic Ltd. (“MNL”) (f/k/a CSG Global Limited), a company based in the United Kingdom. On March 3, 2004, LLC and the Board of Directors of MNL agreed to terms that LLC would acquire the remaining 59% of MNL in exchange for 39,015,606 newly authorized and issued Managing Member interests, valued at $1,499,175. This transaction was executed on April 29, 2004.

On September 8, 2004 LLC was converted to a Delaware corporation (i.e. 20/20) through a contribution agreement under which all its common and preferred members contributed 100% of their membership interests to 20/20 in exchange for common and preferred shares of stock. Each set of 10 interests in LLC was exchanged for one share of equivalent stock in 20/20. As such, 20/20 Technologies I, LLC became a wholly owned subsidiary of 20/20.

The accompanying consolidated financial statements reflect 20/20’s operations for the years ended December 31, 2005 and December 31, 2004. The financial statements include the accounts of 20/20, and its subsidiaries, LLC and, MNL. The financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. 20/20 has suffered net losses, has a net capital deficiency and has had continued net cash outflows from operations. 20/20’s ability to continue as a going concern is dependent upon 20/20’s ability to raise capital through debt or equity funding to meet short-term liquidity needs. 20/20 must also increase revenues or decrease costs to a level that will result in profitable operations and generate cash from operations. The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities should 20/20 be unable to continue as a going concern.

20/20 is exploring capital raising opportunities as well as other actions that it believes will ultimately result in profitable operations. See subsequent events note 11.

20/20 is in the business of providing telecommunications information services focused on the global access market. The operations of 20/20 consist of two lines of business, netSource and netSystems. The netSystems line licenses certain software and information to third parties and provides spot price information. NetSource utilizes netSystem’s tools to identify and allocate new circuits.

2.	Summary of Significant Accounting Policies

Revenue Recognition
For revenue from product sales and services, the company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”), which superseded Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (“SAB 101”). For revenue from the sale of software is recognized in accordance with SOP 97-2, Software Revenue Recognition , as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions

Both SOP 97-2 and SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to the customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The company defers any revenue for which the product or software has not been delivered or is subject to refund until such time that the company and the customer jointly determine that the product has been delivered or no refund will be required. The allocation of license and maintenance is based on the residual method of accounting as prescribed in SOP97-2. Under this method the Company has established Vendor Specific Objective Evidence (VSOE) for the value of its post-contract support agreements at 20% of the license amount, which is based on the amount charged to its customer in the renewal year. Therefore, of the total amount received under the arrangement, the Company allocates 20% to maintenance and the remaining amount to software license.

SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), “Multiple Deliverable Revenue Arrangements.” EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's consolidated financial position and results of operations was not significant.

Retainer and circuit revenues from netSource were earned under a business development agreement with CNT Telecom Services, Inc., a subsidiary of Computer Network Technology Corporation (“CNT”). The agreement with CNT was entered into in February 2003 and expires in January 2008. Revenue under this agreement is recognized ratably as services are performed and is included as telecommunications consulting revenue.

Software license revenue from netSystems represent revenues earned from MNL’s software. These revenues are recognized at the time the software is delivered and accepted by the customer. Fees for maintenance and consulting services are recognized ratably as the services are performed. Deferred revenue consists of revenue received in advance of the service periods.

Concentrations of Credit Risk
20/20 maintains cash in accounts with a financial institution at times in excess of the amount insured by the Federal Deposit Insurance Corporation. 20/20 monitors the financial stability of this institution regularly, and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

One customer represented 9% and 47% of 20/20’s revenue in 2005 and 2004, respectively. At December 31, 2005 and December 31, 2004, amounts due from this customer represented 16% and 1% of accounts receivable, respectively. The aforementioned customer is located in the United States. The remaining customers are located throughout Europe.

Accounts Receivable
20/20 reviews accounts receivable for collectibility on a periodic basis. At December 31, 2005 and 2004, 20/20 considered accounts receivable to be generally fully collectible. Accordingly, only a small allowance for doubtful accounts is maintained on the balance sheet. When it is considered probable that amounts will not be collected, they will be charged to operations.

Foreign Currency Translation
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation,” assets and liabilities are translated by using year-end exchange rates, and income statement items are translated at average exchange rates for the year. Translation adjustments result from the consolidation of MNL, which uses the British pound as its functional currency. The resulting adjustments are accumulated as a separate component of equity.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful life of the assets ranging from three-to-five years.

Impairment of Long-Lived Assets
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets, such as property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. See Note 3 regarding 20/20’s treatment of purchased intangible assets.

Goodwill
Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and other intangible assets with indefinite lives are not amortized, but are subject to impairment tests that must be performed at least annually. If a reporting unit’s goodwill carrying amount exceeds its implied fair value, an impairment charge would be recognized. See Note 3 regarding 20/20’s impairment of goodwill.

Stockholders’ Equity
20/20 has four classes of stock - Common, Series A Convertible Preferred, Series B Convertible Preferred, and Series C Convertible Preferred. All classes are entitled to vote on all matters presented to or requiring a vote of stockholders. The Series A, B, and C shares have preference in the distribution of income, losses or capital as a result of a liquidating event. Prior to September 8, 2004 20/20 was organized and operating as an LLC. During that period, the LLC’s equity included Class A and Class B Membership Units and Managing Members’ Units. Upon conversion to a corporation in September 2004, the Managing Members’ Units were exchanged for Common Stock of 20/20, the Class A Units were exchanged for Series A Convertible Preferred Stock of 20/20 and the Class B Units were exchanged for Series B Convertible Preferred Stock of 20/20, with the LLC~~.~~ becoming a wholly owned subsidiary of 20/20.

Stock-Based Compensation
At December 31, 2005, 20/20 had a stock-based employee compensation plan as discussed in Note 6. In accordance with SFAS No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure,” which amended SFAS No. 123 “Accounting for Stock-Based Compensation,” 20/20 has elected to follow the fair value method in accounting for its stock-based employee compensation arrangements. The effect of expensing stock options on 20/20’s results of operations using a Black-Scholes Option Pricing Model was $8,672 in 2005 and $2,306 in 2004.

The fair values of the stock options granted were estimated on the date of grant using the Black-Scholes Option Pricing Model with the following assumptions:

	2005	2004
• Expected life (years)	10	10
• Risk Free Interest Rate	2.79%	4.75%
• Volatility	100%	30%
• Dividend Yield	0%	0%

Income Taxes
LLC was not subject to federal income taxes, and its income was allocated to and reported on the tax returns of its members prior to incorporation. Upon incorporation effective September 8, 2004, 20/20 became subject to income tax. Also, its wholly-owned subsidiary, MNL, is a taxable European company. As such, income taxes are provided for the tax effects of the transactions related to 20/20 Technologies, Inc.’s and its MNL subsidiary operations.

20/20 plans to indefinitely reinvest any foreign undistributed earnings. If any portion, however, were to be distributed, the related U.S. tax liability may be reduced by foreign taxes paid on those earnings. 20/20 currently has cumulative net foreign losses.

20/20 provides for deferred income taxes under the asset and liability method of accounting. This method requires the recognition of deferred income taxes based upon the tax consequences of “temporary differences” by applying statutory tax rates applicable to future years to differences between the financial statement’s carrying amounts and the tax basis of existing assets and liabilities as discussed in Note 8. Future tax benefits are recognized to the extent that realization of those benefits is considered to be more likely than not. A valuation allowance is established for deferred tax assets for which realization is not assured.

Fair Value of Financial Instruments
Recorded amounts of financial assets and liabilities included in the consolidated balance sheets approximate fair value. The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value because of the short maturity of those instruments. Fair value of 20/20’s debt is estimated using discounted cash flow analyses based on 20/20’s incremental borrowing rates for similar types of borrowing arrangements.

Accounting Estimates
The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. This process requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncement
In December 2004, the FASB issued SFAS No. 123R (revised 2004) Share-Based Payment, which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS No. 123R supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and amends SFAS No. 95, “Statement of Cash Flows.” Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123. However, SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair value. Management of 20/20 anticipates that the effect of adopting this new standard in 2006 will not be significant.

3.	Acquisition
On November 4, 2003, LLC acquired a 41% interest in MNL for $800,000 in cash and $338,970 in direct acquisition costs. On April 29, 2004, LLC acquired the remaining 59% for 39,015,606 units worth $1,499,175.

The excess of the purchase price over the fair value of MNL resulted in an intangible asset of $2,084,733 at November 4, 2003 and $3,514,417 at April 29, 2004. LLC allocated this excess entirely to computer software and technology. During 2004, 20/20 obtained an independent third-party valuation of the intangible assets. Based upon the lack of trademark and protection on these assets, 20/20 determined the assets had no value and the entire excess was considered goodwill. 20/20 performed an impairment test on the goodwill and determined the goodwill to be fully impaired and recorded an impairment loss of $3,514,417 during 2004.

4.	Notes Payable and Convertible Debt
(a) At December 31, 2005 and 2004, 20/20 had notes payable aggregating $174,168 and $226,737, respectively. These amounts represent unsecured loans to MNL from four former directors and one current director. These unsecured loans were evidenced by 10-year notes dated November 1, 2003 with interest at a rate equal to the bank’s prevailing rate plus 4% (8.43% at December 31, 2005 and December 31, 2004, respectively), and are being repaid with monthly principal and interest payments.

(b) Additionally, from December 2004 through October 31, 2005, 20/20 completed an offering of Series C Convertible Bridge Notes with Warrants (collectively, the “Series C Bridge Notes”) for an aggregate amount of $3,550,000. Each Series C Bridge note is convertible at $1.094491 subject to standard anti-dilution features to a Series C Unit which consisted of one share of 20/20’s Series C Convertible Preferred Stock and a warrant (“Exercise Warrants”) to purchase one-quarter of one share of Series C Convertible Preferred Stock. At December 31, 2004, $275,000 of Series C Bridge Notes were issued and outstanding. Each Series C Bridge Note bore interest at a rate of 8.0% per annum and matured on January 2, 2006. All Series C Bridge Notes were secured by the assets, contracts and proceeds of 20/20and its subsidiares. 20/20 had the option to prepay the Series C Bridge Notes without penalty. As additional consideration for the purchase of Series C Bridge Notes, 20/20 issued five-year warrants (“Investment Warrants”) to the holders of the Series C Bridge Notes entitling the holders thereof to purchase, in the aggregate, up to 4,774,748 shares of Series C Convertible Preferred Stock (as of October 31, 2005) at a price of $1.094491 per share subject to anti-dilution adjustments. At December 31, 2004, 460,402 warrants had been issued in relation to the $275,000 received. Due to the anti-dilution provision contained in the Series C Bridge Notes, their conversion price has been reduced to $0.83 to give effect to the warrants issued in connection with the UAXS Financing discussed in Note 12.

The $275,000 of proceeds received was allocated between the debt and the warrants on a pro rata basis using the fair market value of the debt and warrants. The value of the warrants was determined using a Black-Scholes option pricing model. The allocated fair value of the Investment Warrants was $106,660 and was recorded as a discount to the related debt. The allocated fair value of the Exercise Warrants was $14,553 and will be recognized upon issuance or conversion of the related debt. As a result of the discount related to the warrants, there also is a beneficial conversion feature related to the debt. Accordingly, an additional discount of $121,213 was recorded for this beneficial conversion feature. The combined discount of $227,873 is being amortized over the life of the debt using the effective interest method.
20/20 received $3,275,000 of additional proceeds in 2005 and issued 4,314,346 of Warrants in relation to these proceeds. The $3,275,000 of proceeds were allocated between the debt and the warrants on a pro rata basis using the fair market value of the debt and warrants determined using a Black-Scholes option pricing model. The allocated fair value of the Investment Warrants was $117,850 and was recorded as a discount to the related debt. The allocated fair value of the Exercise Warrants was $21,930 and will be recognized upon issuance or conversion of the related debt. As a result of the discount related to the warrants, there also is a beneficial conversion feature related to the debt. Accordingly, an additional discount of $139,780 was recorded for this beneficial conversion feature. The combined discount of $256,923 is being amortized over the life of the debt using the effective interest method.

(c) In July, 2005 20/20 completed a Common Stock Bridge Note offering totaling $800,000. The Notes carried an 8% interest rate, matured on January 2, 2006, and could be prepaid without penalty. The Notes included a Warrant to purchase 128,454 shares of 20/20’s Common Stock for each $100,000 of investment. Accordingly, 20/20 allocated the proceeds of the Bridge Note between the debt and the related warrants. The allocation was determined using the Black-Scholes option pricing model. The allocated fair value of the Warrants were $32,458 and was recorded as a discount the related debt. As a result of the discount related to the warrants, there also is a beneficial conversion feature related to the debt. Accordingly, an additional discount of $32,458 was recorded for this beneficial conversion feature. The combined discount of $64,916 is being amortized over the life of the debt using the effective interest method.

(d) In February, 2005, 20/20 received a note totaling $250,000 bearing interest at a rate of 6%. The Note matured on January 2, 2006 and could be prepaid without penalty. The Note included the issuance of 1,982,000 shares of 20/20’s Common Stock as discussed in Note 5.

(e) Future maturities of notes payable and convertible debt are as follows:

Year ending December 31	Amount

2006	$4,619,876
2007	21,618
2008	23,513
2009	25,573
2010	27,815
2011 and thereafter	55,772

Total	$4,774,168

As of the acquisition date of 20/20 as described in note 11, none of the notes payables or convertible debt had been paid.

5.	Capital Stock
As of December 31, 2003, LLC had three classes of ownership interest - Managing Member Units, Series A Preferred Units and Series B Preferred Units (collectively, the “Membership Units”). Each Managing Member Unit Series A Member Unit and Series B Member Unit represented a capital contribution of $0.00001, $0.05 and $.109 per Unit, respectively. Each member was entitled to one vote per Membership Unit owned on all matters presented to or requiring a vote of members, and had preemptive rights in the sale of any subsequent Units. The Series A and B Units had preference to the Managing Member Units in the distribution of any income or capital.

In January 2004, three new employees were granted 2,250,000 Managing Member Units at par value. 20/20 recorded compensation expense of $86,456 based on the fair market value of the Units of $0.038425 at that time.

On April 29, 2004, immediately before the time LLC acquired its 100% interest in MNL as discussed further in Notes 1 and 3, an agreement was made with CNT to own 19% of LLC. Toward this end, CNT purchased Managing Member, Series A and Series B Units of 14,367,519; 5,160,494 and 8,527,564, respectively to achieve 19% ownership totaling $1,191,504. The Managing Member Units were issued at a price that was $551,928 less than their fair market value. With the acquisition of MNL, which required the issuance of 39,015,606 additional Managing Member Units, CNT received an additional 9,151,840 Managing Member Units at a fair market value of $351,659 to maintain their 19% equity position. The aforementioned items are considered as “deemed dividends” and are included in the calculation of net loss applicable to common shareholders.

On September 8, 2004, Membership Units of LLC were exchanged for shares of 20/20 as discussed in Note 1.

Holders of Series A, B and C Convertible Preferred stock in 20/20 are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. Each share of preferred stock is convertible into one share of common stock. Preferred stockholders are also entitled to one vote for each share of common stock into which the preferred stock is convertible. Each series of preferred stock has an equal liquidation preference, which is equal to the stated value of the respective series of preferred stock plus any declared and unpaid dividends. The conversion ratio of the Series C Convertible Preferred Stock to common stock is subject to anti-dilution adjustments.

On September 27, 2004, 20/20 granted Common Shares of 6,542,984 to employees and 100,000 to a non-employee as awards for 2004 service and incentives for continued service. 20/20 recorded $2,552,566 of compensation and professional service expense based on the fair market value of the stock of $0.38425.

In September through December 2004, 20/20 issued 254,366 units of Series C Preferred Stock plus warrants at a unit price of $1.094491 (total value of $278,405). Each unit consisted of a share of Series C Preferred Stock and a five year warrant exercisable for additional Series C Preferred shares at $1.094491 for 25% of the Series C Preferred shares issued (63,591 warrants in 2004). The Series C Preferred Shares and corresponding warrants have price protection in the event that subsequent issuances were made at below the original unit purchase price.

In January 2005, 50,000 shares of common stock were awarded to employees for service awards. 20/20 recorded $3,800 for compensation and professional service expense based on the fair market value of the stock of $0.076.
In February 2005, 20/20 issued 1,982,000 shares of its common stock as consideration for a $250,000 short-term note (see Note 4(d)) and recorded $150,632 as non cash expense.

In March 2005, 20/20 issued 500,000 shares of common stock and 500,000 warrants to acquire the services of Cobblestone Ventures, Ltd. 20/20 recorded $38,000 and $12,750, respectively for compensation and professional service expense.
In April 2005, 20/20 issued 274,100 shares of Series B Preferred Stock for $300,000 in cash.
In July 2005, 20/20 issued 50,000 shares of common stock at $0.076 to Brookshire Securities Inc. as payment of commissions in regard to capital acquisition services and recorded non-cash expense of $3,800 (see also Note 12).
In August 2005, 20/20 issued 1,400,000 shares of common stock to a member of its Board of Directors, recording a total of $106,400 to compensation expense.
In September 2005, 20/20 issued 244,322 shares of its common stock to its United Kingdom employees for service awards, recording a charge of $18,568 in compensation expense.

6.	Stock Options and Warrants
Stock Options

In 2004, 20/20 granted stock options to purchase 249,610 shares of common stock, net of 76,000 shares of common stock in forfeitures, to employees. The grants provide for a three year vesting period with an exercise price of $.01, which was less than the fair market value at the date of grant, and a term of 10 years. In September and December 2004, 20/20 issued three year options to purchase a total of 119,233 shares of common stock with a strike price of $1.094491 in exchange for professional services. Based on a Black-Scholes calculation to compute fair market value, a charge of $608 was recorded.

In March 2005, 20/20 issued one employee ten year options to purchase 100,000 shares of common stock with a strike price of $1.094491 per share. Based upon a Black-Sholes calculation to compute fair market value, a charge of $4,035 was recorded. Total compensation expense for all options was $8,672 in 2005.

Number of Options

Outstanding, at December 31, 2003	-
Granted	325,610
Exercised	-
Forfeited	(76,000)
Cancelled	-

Outstanding, at December 31, 2004	249,610
Granted	100,000
Exercised	-
Forfeited	-
Cancelled	(165,233)

Outstanding, at December 31, 2005	184,377

Exercisable, at December 31, 2005	84,377

Weighted average exercise price
Options granted at less than market price	0.01
Options granted at greater than market price	1.09
Options forfeited	0.01
Options outstanding at end of year	0.53

Range of Exercise Price	Number Outstanding at December 31, 2005	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
$0.01	84,377	$0.01	8.75
$1.09	100,000	$1.09	9.33

Stock Warrants

In November 2004, 1,798,795 five year warrants for Series C shares were issued with a strike price of $1.094491 in exchange for professional services. Based on a Black-Scholes calculation to compute fair market value, a charge of $711,418 was recorded.

20/20 has outstanding warrants for Class C Convertible Preferred Stock as described in Notes 4(b), 4(c) and 5. These warrants all carry an exercise price of $1.094491.

In May 2005, as consideration for expenses incurred with a failed acquisition, 20/20 issued warrants to purchase 4,860,845 shares of its common stock, having a five year term and a $1.094491 strike price. It expensed $66,594 for these warrants based upon the Black-Scholes option pricing model. The acquisition is discussed in Note 12.

In July 2005, 20/20 issued warrants to purchase 50,000 shares of its common stock with a five year term to a member of the Board at a price of $1.0945 and charged a total of $820 to expense based upon the Black-Scholes option pricing model.

In September 2005, 20/20 issued warrants to purchase 6,167 shares of its Class B Preferred stock with the same term and strike price to Broadmark Capital in consideration for its assistance in obtaining additional financing and expensed $101 based upon the Black-Scholes option pricing model.

Also in September, 20/20 issued warrants to purchase 360,000 shares of its common stock to vendors in exchange for goods and services valued at $9,351.
The following table identifies all warrants issued in 2005:

Number of Warrants

Outstanding, at December 31, 2003	1,370,503
Granted	2,322,788
Exercised
Expired	(1,370,503)

Outstanding, at December 31, 2004	2,322,788
Granted	11,118,942
Exercised	-
Expired	-

Outstanding, at December 31, 2005	13,441,730

Exercisable, at December 31, 2005	13,441,730

7.	Commitments

Leases
20/20 leases its Chicago, New York and Manchester offices under month-to-month operating leases. In addition to these facilities, 20/20 periodically leases temporary facilities on a day-to-day basis. Total lease expense for the years ended December 31, 2005 and 2004 was $189,688 and $238,673, respectively. Additionally, 20/20 leases computer equipment under capital leases.

The equipment which is leased under the capitalized lease agreements and classified as equipment has cost and accumulated amortization as follows. Lease amortization is included in depreciation and amortization expense.

December 31,	2005

Cost	$362,496
Accumulated amortization	352,179

$10,317

8.	Income Taxes	Domestic and foreign loss before income taxes for the years ended December 31, 2005 and 2004 were as follows:

	2005	2004

Domestic	$(5,581,881)	$(9,248,710)
Foreign	(471,936)	(1,025,192)

Total	$(6,053,817)	$(10,263,902)

At December 31, 2005 and 2004, MNL had net operating loss carryforwards of approximately $3,777,000 and $3,305,000, respectively, which can be used indefinitely.

At December 31, 2005, 20/20 had a federal net operating loss carryforward of approximately $6,050,000 which expires in 2024.

Deferred tax assets and liabilities include the following at December 31, 2005 and 2004:

Tax footnote

	2005	2004

Foreign Net operating loss carryforwards	1,599,048	1,058,000
Net Operating Loss Carryforwards	2,442,555	575,000
Impairment Losses	1,215,000	1,335,000
Depreciation and Other	41,000	30,000

Total Deferred Tax Assets	5,297,603	2,998,000

Valuation Allowance	(5,297,603)	(2,998,000)

Net Deferred Tax Assets	-	-

Prior to September 8, 2004, LLC was a “pass-through” entity for income tax purposes and its cumulative net operating losses were taxed directly to the members of the LLC.

The difference between the Compnay’s effective tax rate and the statutory rate was due to the offset of the valuation against the net deferred tax asset for the periods presented.

9.	Employee Benefit Plans
LLC sponsors a defined-contribution 401(k) plan without a matching provision for its U.S. employees. There have been no LLC or 20/20 contributions to the 401(k) plan during the years ended December 31, 2005 and 2004, respectively.

MNL administers a Group Personal Pension Plan which is compliant with UK Government “Stakeholder” provisions. Employees are free to contribute any percentage of their salary (minimum 3%), and MNL makes a 2% lower contribution, with a minimum of 3% and a maximum of 5%. Contributions during the years ended December 31, 2005 and 2004 totaled $12,501 and $10,000.

10.	Related Party Transactions
In 2004, Hudson AIPF, LLC performed certain advisory services for 20/20 and its affiliates and was paid $20,917 for providing such services. George King is the sole manager and member of Hudson AIPF, LLC. Jonathan Wynne-Evans, a Director of 20/20 at December 31, 2004, previously made a loan to MNL which is included in notes payable. The loan, which is payable on demand, is currently being repaid monthly by MNL based on a 10-year amortization. The loan bears interest at a rate equal to HSBC Bank’s rate plus 4% (currently, 8.43%). Pursuant to the consulting agreement entered into on February 1, 2005 between Mr. Wynne-Evans and MNL, the loan will become immediately payable upon termination of the consulting agreement.

20/20’s legal counsel directly owns approximately 1.7% of the outstanding shares of 20/20 and became beneficial owner of $50,000 of the Series C Bridge Note Units subsequent to December 31, 2004. In addition, the same attorney beneficially has a 10% ownership interest in a company which purchased a Series C Bridge Note having a principal amount of $500,000 subsequent to year end. Fees paid to the firm during the years ended December 31, 2005 and 2004 were $275,000 and $169,495, respectively.

11.	Subsequent Events
In June, 2006 20/20 received additional debt financing, closing on one debt agreement totaling $50,000. The note is secured by the assets of 20/20, and carries a fixed interest rate of 8%. In July, August, and September of 2006, 20/20 received additional financing of $20,000, $22,000 and $100,000 under the same financing terms, making the total debt acquired in 2006 $192,000. In April 2006, 20/20 issued warrants to existing debt holders to extend their financing agreements. 20/20 issued warrants to purchase 1,027,584 shares of its common stock, having a share price of $0.83 and a strike price of $1.09.

On September 8, 2006 20/20 was acquired by Capital Growth Systems, Inc. “CGSI” or the “Company”). Under the terms of the deal, CGSI acquired all of the common and preferred stock of 20/20 for $8,727,050 comprised of the debt refinanced in the amount of $3,559,416 and stock valued at $5,167,634 comprised of 3,899,315 shares at a value of the CGSI’s common stock, par value of $0.0001 (“Common Stock”) and 2,651.53 shares of the CGSI’s Series B preferred stock, par value $.0001 (the “Series B Preferred Stock”, and collectively with the shares of Common Stock, the “Transaction Shares”). The value of the Transaction Shares was based on the average closing price of CGSI’s Common Stock for the ten trading days immediately preceding the Closing Date and was equal to $0.68 per share. The Series B Preferred Stock, by its terms as of the date of the merger was to automatically convert into an additional 3,899,315 shares of common stock upon the filing of articles of amendment to CGSI’s articles of incorporation authorizing the issuance of not less than 50,000,000 shares of common stock, and it enjoys a liquidation preference prior to conversion equal to $0.68 per share. The aggregate consideration to be paid for the merger is subject to a net asset adjustment with respect to 20/20 based upon a true up of the outstanding indebtedness of 20/20 as of the Closing Date and the outstanding cash and receivables as of the Closing Date (with an adjustment in the share issuance up or down to the extent the net indebtedness of 20/20 was greater or less than the amounts specified above). A portion of the Transaction Shares have been held back as security in connection with certain indemnification obligations of 20/20 and its stockholders. As of February 28, 2007, this true up has been effected, reducing the number of shares of Series B Preferred Stock to be issued to 2,516.10 shares, representing 3,700,147 shares of CGSI common stock on an as converted to common stock basis. The entire amount of consideration received was allocated to the preferred shareholder and nothing to the common shareholders.

12.	Universal Access
In May of 2005, 20/20 pursued the opportunity to bid at the bankruptcy sale of the assets of Universal Access Global Holdings, Inc. (“UAXS”).  In order to prepare for the bankruptcy auction 20/20 arranged for irrevocable commitments of bridge debt financing from a variety of lenders that committed to fund $18,000,000.  One party advanced an initial $1,000,000 needed by 20/20 to provide a deposit in order to participate in the bid process.  A variety of other institutions and individuals committed to fund in excess of $5,000,000 of additional loans.  In consideration for providing their financing commitments, the parties were issued warrants expiring May 12, 2008 to purchase 2,840,264 and 568,053 shares respectively of common stock of 20/20 at $0.83 per share and 20/20 paid origination fees to the prospective lenders.  In addition, the parties were provided preemptive rights to purchase on the same terms as any subsequent issuance of common stock or preferred stock of 20/20 through November 12, 2006 in the amount of 10% and 2% respectively of each such issuance.  In addition, 20/20 issued warrants, in the aggregate, to purchase 1,452,528 shares of 20/20’s common stock at $0.83 per share to certain of the persons and entities who agreed to provide the additional financing or were otherwise associated with the capital raising efforts from such transaction.  At the bankruptcy auction 20/20 halted bidding beyond its predetermined threshold, and paid $170,000 in cash and issued 50,000 shares of its common stock to certain persons who had participated in the transaction.

During 2006 the Company had incurred approximately $2.3 million of fees paid to attorneys, investment banks, non-refundable deposits and other general costs associated with the failed acquisition of UAXS and two other Companies.

20/20 TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEET

	As of June 30, (unaudited)	As of December 31,
	2006	2005

Assets

Current Assets
Cash	$15,429	215,509
Accounts receivable	236,965	553,968
Prepaid expenses	20,159	23,853

Total Current Assets	272,553	793,330

Property and Equipment
Computer software/hardware	600,472	568,862
Furniture and fixtures	11,429	16,129

	611,901	584,991
Accumulated depreciation	(594,084)	(559,168)

Net Property and Equipment	17,817	25,823

Total Assets	$290,370	819,153

Liabilities and Equity (Deficit)

Current Liabilities
Deferred revenue	$436,605	531,000
Accounts payable	1,533,085	1,419,177
Accrued liabilities	791,711	480,743
Other liabilities	53,126	85,396
Current maturities of convertible debt payable	4,650,000	4,600,000
Current maturities of notes payable	19,398	19,876

Total Current Liabilities	7,483,925	7,136,192

Notes Payable, less current maturities	150,362	154,292

Total Long Term Liabilities	150,362	154,292

Total Liabilities	7,634,287	7,290,484

Equity (Deficit)
Convertible Preferred stock; par value $.00001 per share; 12,000,000 shares authorized including:
Series A Preferred Stock; 3,000,000 shares authorized; 2,716,049 shares issued and outstanding at June 30, 2006 and December 31, 2005, liquidation preference $.50 per share (in aggregate $1,358,025)	27	27
Series B Preferred Stock; 6,000,000 shares authorized; 3,593,760 shares issued and outstanding at June 30, 2006 and December 31, 2005, liquidation preference $1.09 per share (in aggregate $3,933,198)	36	36
Series C Preferred Stock; 3,000,000 shares authorized; 254,366 shares issued and outstanding at June 30, 2006 and December 31, 2005, liquidation preference $1.09 per share (aggregate $367,103)	3	3
Common stock; par value $.00001 per share; 75,000,000 shares authorized; 23,247,902 shares issued and outstanding at June 30, 2006 and December 31, 2005.	230	230
Additional paid-in capital	7,144,331	7,116,483
Accumulated deficit	(14,460,099)	(13,582,147)
Accumulated other comprehensive loss	(28,445)	(5,963)

Total Equity (Deficit)	(7,343,917)	(6,471,331)

Total Liabilities and Equity (Deficit)	$290,370	819,153

The accompanying notes are an integral part of the consolidated financial statements.

 20/20 TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)

For the Six months ended June 30,	2006	2005

Revenue
Telecommunications consulting	$272,776	$-
Software license and maintenance	764,012	782,460
Total revenue	1,036,788	782,460

Operating Expenses
Employee expense	927,996	1,477,850
Travel and entertainment	187,983	257,461
Professional fees	192,650	390,010
Occupancy related	172,025	186,417
Depreciation and amortization	12,011	91,286
Miscellaneous expense	100,966	218,581
Mergers & Acquisitions Costs	3,730	1,048,706

Total operating expenses	1,597,361	3,670,310

Loss before other expense	(560,573)	(2,887,851)

Other Income (Expense)
Interest income	1,035	4,614
Interest expense	(318,414)	(357,779)

Total other expense	(317,379)	(353,165)

Net Loss Before Income Taxes	(877,952)	(3,241,016)

Income taxes	-	-

Net Loss	$(877,952)	$(3,241,016)

The accompanying notes are an integral part of the consolidated financial statements.

20/20 TECHNOLOGIES, INC.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)
(unaudited after December 31, 2005)

	Class A Preferred		Class B Preferred		Class C Preferred		Common Stock
	No Par Value;		No Par Value;		No Par Value;		No Par Value;				Accumulated
	3,000,000 Units		6,000,000 Units		3,000,000 Units		75,000,000 Units			Additional	Other	Total
	Authorized		Authorized		Authorized		Authorized		Accumulated	Paid in	Comprehensive	Equity	Comprehensive
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Deficit	Capital	Loss	(Deficit)	Loss

Equity (Deficit), December 31, 2004	2,716,049	$27	3,319,660	$33	254,366	$3	19,021,580	$190	$(7,528,330)	$6,141,794	$(95,474)	$(1,481,757)

Issuance of stock	-	-	274,100	3	-	-	2,082,000	-	-	299,997	-	300,000	-
Employee stock grants	-	-	-	-	-	-	1,644,322	14	-	128,754	-	128,768	-
Nonemployee stock grants	-	-	-	-	-	-	500,000	26	-	192,406	-	192,432	-
Employee stock options	-	-	-	-	-	-	-	-	-	8,672	-	8,672	-
Issuance of Warrants for services	-	-	-	-	-	-	-	-	-	23,022	-	23,022	-
Investment financing warrants	-	-	-	-	-	-	-	-	-	66,594	-	66,594	-
Beneficial conversion related to convertible debt	-	-	-	-	-	-	-	-	-	255,245	-	255,245	-
Net Loss	-	-	-	-	-	-	-	-	(6,053,817)	-	-	(6,053,817)	(6,053,817)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	89,511	89,511	89,511
Comprehensive loss	-	-	-	-	-	-	-	-	-	-	-		$(5,964,306)

Equity (Deficit), December 31, 2005	2,716,049	$27	3,593,760	$36	254,366	$3	23,247,902	$230	$(13,582,147)	$7,116,483	$(5,963)	$(6,471,331)

Employee stock options	-	-	-	-	-	-	-	-	-	5,107	-	5,107
Investment financing warrants	-	-	-	-	-	-	-	-	-	22,741	-	22,741
Net Loss	-	-	-	-	-	-	-	-	(877,952)	-	-	(877,952)	(877,952)
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	(22,482)	(22,482)	(22,482)
Comprehensive loss	-	-	-	-	-	-	-	-	-	-	-		$(900,434)

Equity (Deficit), June 30, 2006	2,716,049	$27	3,593,760	$36	254,366	$3	23,247,902	$230	$(14,460,099)	$7,144,331	$(28,445)	$(7,343,917)

The accompanying notes are an integral part of the consolidated financial statements.

20/20 TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

For the Six months ended June 30,	2006	2005

Cash Flows From Operating Activities
Net loss	$(877,952)	$(3,241,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Options, warrants and equity awards	27,848	606,876
Depreciation and amortization	12,011	91,286
Loss on disposal of property and equipment	2,520	3,248
Cash provided/(used) in operating activities,
Accounts receivable	317,003	(856,352)
Prepaid expenses	3,694	(195,493)
Accounts payable	113,908	527,875
Accrued liabilities	310,968	(120,705)
Other current liabilities	(32,270)	(13,630)
Deferred revenue	(94,395)	(269,542)

Net cash used in operating activities	(216,665)	(3,467,453)

Cash Flows From Investing Activities
Purchase of property and equipment	(6,525)	-

Net cash used in investing activities	(6,525)	-

Cash Flows From Financing Activities
Payment of notes payable	(4,408)	(41,468)
Payments of capital leases	-	(77,406)
Proceeds from issuance of debt	-	1,570,000
Proceeds from issuance of convertible debt	50,000	1,675,000
Units/stock issued	-	300,000

Net cash provided by financing activities	45,592	3,426,125

Effect of Exchange Rate Changes in Cash	(22,482)	54,292

Net increase (decrease) in Cash and Cash Equivalents	(200,080)	12,965

Cash, at beginning of year	215,509	171,451

Cash, at end of year	$15,429	$184,416

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$7,863	$4,258

	2006	2005

Supplemental Schedule of Noncash Investing and Financing Activities
Discount on convertible debt	$-	$81,336

The accompanying notes are an integral part of the consolidated financial statements.

20/20 TECHNOLOGIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

1. Basis of Presentation of Interim Financial Information

The accompanying unaudited consolidated financial statements of 20/20 Technologies, Inc., and subsidiaries (20/20), included herein have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results could differ from those estimates. The results for the interim periods presented are not necessarily indicative of results to be expected for any future period. In the opinion of management, the financial statements reflect all adjustments, which are of a normal recurring nature, necessary to present fairly 20/20’s financial position, results of operations, stockholders’ equity and cash flows. These financial statements and notes are to be read in conjunction with 20/20’s Consolidated Financial Statements and Notes thereto for the years ended December 31, 2005 and 2004, included elsewhere in this filing.

The accompanying consolidated financial statements reflect 20/20’s operations for the six months ended June 30, 2006 and 2005. The financial statements include the accounts of 20/20, and its subsidiaries, LLC and, MNL. The financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. 20/20 has suffered net losses, has a net capital deficiency and has had continued net cash outflows from operations. 20/20’s ability to continue as a going concern is dependent upon 20/20’s ability to raise capital through debt or equity funding to meet short-term liquidity needs. 20/20 must also increase revenues or decrease costs to a level that will result in profitable operations and generate cash from operations. The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities should 20/20 be unable to continue as a going concern.

20/20 is exploring capital raising opportunities as well as other actions that it believes will ultimately result in profitable operations. See subsequent events note 9.

2. Notes Payable

At June 30, 2006 20/20 had notes payable aggregating $4,819,460. Of this amount, $169,760 represents unsecured loans to MNL from one current director and two former directors. These unsecured loans were evidenced by 10-year notes dated November 1, 2003 with interest at a rate equal to HSBC’s rate plus 4% (8.43% at June 30, 2006), and are being repaid with monthly principal and interest payments.

Series C Convertible Bridge Notes with warrants represent $4,350,000 of this total at June 30, 2006. Each Series C Bridge note is convertible at $1.094491, subject to standard anti-dilution features, to a Series C Unit which consists of one share of 20/20’s Series C Convertible Preferred Stock and a warrant to purchase one-quarter of one share of Series C Convertible Preferred Stock. Each Series C Bridge Note bears interest at a rate of 8.0% per annum and matures on January 2, 2006. All Series C Bridge Notes are secured by the assets, contracts and proceeds of 20/20. 20/20 has the option to prepay the Series C Bridge Notes without penalty. As additional consideration for the purchase of Series C Bridge Notes, 20/20 issued five-year warrants to the holders of the Series C Bridge Notes entitling the holders to purchase, in the aggregate, up to 4,811,741 shares of Series C Convertible Preferred Stock at a price of $1.094491 per share subject to anti-dilution adjustments. Due to the anti-dilution provision contained in the Series C Bridge Notes, their conversion price has been reduced to $0.83 to give effect to the warrants issued in connection with the UAXS Financing.

In accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the values assigned to both the Notes and the Warrants were allocated based on their relative fair values which was determined using the Black-Scholes option-pricing model. The value ascribed to the Warrants was recorded as additional paid-in capital and reduced the carrying value of the Notes. The discount on the convertible notes was amortized to interest expense over the term of the notes.

Additionally, the initial value attributed to the convertible notes represented a discount from its initial conversion value. In accordance with EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, 20/20 has determined that the convertible notes had a beneficial conversion feature as of the dates of issuance. 20/20 recorded this beneficial conversion feature as additional paid-in capital and reduced the carrying value of the notes. The discount on the Notes was amortized to interest expense over the term of the notes.

20/20 had a note totaling $250,000 bearing interest at a rate of 6%.

In June, 2006 20/20 completed an additional offering of $50,000 of secured debt at a fixed interest rate of 8%. The Company did not issue any additional equity instruments with this debt and as a result no beneficial conversion feature was recorded.

The anticipated total cash outlays on the maturities of the notes are as follows:

Six months ending June 30 and twelve months thereafter,	Amount

2006	$4,669,398
2007	21,618
2008	23,513
2009	25,214
2010	27,815
2011 and thereafter	52,202

Total	$4,819,760

As of the acquisition date of 20/20 as described in note 9, none of the notes payables had been paid.

3. Capital Stock

For the six month period ended June 30, 2006 20/20 issued no additional shares of its stock.

4. Warrants

In connection with the Series C Convertible Notes (above) 20/20 issued an additional 1,027,584 Warrants in April 2006. The Warrants were issued at stock price of $0.076 with a strike price of $1.09 with a five year maturity date. 20/20 recorded an additional expense of $22,741 in relation to these Warrants as calculated through the Black-Scholes option-pricing model.

5. Options

For the period January 1, 2006 through June 30, 2006 20/20 has not issued any additional stock options.

6. Commitments and Contingencies

The Company had no outstanding Commitments or Contingencies as of June 30 2006.

7. Stock Based Compensation

For the six months ending June 30, 2006 20/20 has issued no additional stock based compensation. 20/20 has a stock-based employee compensation plan. In accordance with SFAS No. 148 “Accounting for Stock-Based Compensation - Transition and Disclosure,” which amended SFAS No. 123 “Accounting for Stock-Based Compensation,” 20/20 has elected to follow the fair value method in accounting for its stock-based employee compensation arrangements, expensing the compensatory effect of stock options on 20/20’s results of operations using a Black-Scholes Option Pricing Model. For the six months ended June 30, 2006 the amount charged to expense under this plan is $5,107.

The fair values of the stock options granted during the twelve month periods ended December 31, 2005 and 2004 were estimated on the date of grant using the Black-Scholes Option Pricing Model with the following assumptions:

	2005	2004
• Expected life (years)	10	10
• Risk Free Interest Rate	2.79%	4.75%
• Volatility	100%	30%
• Dividend Yield	0%	0%

The Company’s net loss for the periods presented includes stock compensation expense computed under FAS123(R) and therefore no reconciliation was provided.

8. Income Taxes

Domestic and foreign loss before income taxes for the six months ended June 30, 2006 was:

2006
Domestic	$(823,584)
Foreign	(54,368)
Total	$(877,952)

Deferred tax assets are comprised of the following as of June 30, 2006 and 2005:

	6 months ended June 30
	2006	2005

Foreign Net operating loss carryforwards	1,638,410	1,361,362
Net Operating Loss Carryforwards	2,760,849	1,523,672
Impairment Losses	1,155,000	1,275,000
Depreciation and Other	41,000	41,000

Total Deferred Tax Assets	5,595,260	4,201,034

Valuation Allowance	(5,595,260)	(4,201,034)

Net Deferred Tax Assets	-

At June 30, 2006, the Company had a net deferred tax asset in the amount of $5,595,260, which management was unable to determine it was more-likely than not, its ability to fully utilize and therefore had recorded a full valuation against this amount. The difference between the Compnay’s effective tax rate and the statutory rate was due to the offset of the valuation against the net deferred tax asset for the periods presented.

Prior to September 8, 2004, 20/20 was a pass-thru entity for income tax purposes and its cumulative net operating losses were passed thru to the members of the LLC.

9. Subsequent Events

In July, August, and September of 2006, 20/20 received additional debt financing of $20,000, $22,000 and $100,000, respectvely. The debt is secured by the assets of 20/20, carries a fixed interest rate of 8% making the total debt acquired in 2006 $192,000.

On September 8, 2006 20/20y was acquired by Capital Growth Solutions International (CGSI). Under the terms of the deal, CGSI acquired all of the common and preferred stock of 20/20 for $8,727,050, comprised of debt refinanced in the amount of $3,559,416 and stock valued at $5,167,634 and comprised of 3,899,315 shares of CGSIs common stock, par value of $0.0001 (“Common Stock”) and 2,651.53 shares of CGSI’s Series B preferred stock, par value $.0001 (the “Series B Preferred Stock”, and collectively with the shares of Common Stock, the “Transaction Shares”), subject to adjustment as noted below. The value of the Transaction Shares was based on the average closing price of CGSI’s Common Stock for the ten trading days immediately preceding the Closing Date and was equal to $0.68 per share. The Series B Preferred Stock, by its terms will automatically convert into an additional 3,899,315 shares of CGSI Common Stock upon the filing of articles of amendment to the CGSI’s articles of incorporation authorizing the issuance of not less than 50,000,000 shares of Common Stock, and it enjoys a liquidation preference prior to conversion equal to $0.68 per share. The aggregate consideration to be paid is subject to a net asset adjustment with respect to 20/20 which was originally anticipated to be completed by October 8, 2006 (and which was completed as of February 28, 2007). This adjustment is based upon a true up of the outstanding indebtedness of 20/20 as of the Closing Date and the outstanding cash and receivables as of the Closing Date (with an adjustment in the share issuance up or down to the extent the net indebtedness of 20/20 was greater or less than the amounts specified above). A portion of the Transaction Shares have been held back as security in connection with certain indemnification obligations of 20/20 and its stockholders. As a result of the ultimate adjustment, the number of shares of CGSI Series B Preferred Stock was reduced to 2,516.10 shares, representing 3,700,147 shares of CGSI Common Stock on an as converted to Common Stock basis.

The entire amount of the consideration received was allocated to the preferred shareholders and none to the common shareholders.